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                                                                   Exhibit 10.37


              AMENDMENT TO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Morgan Stanley Dean Witter & Co. (the "Company") hereby amends the Morgan Stanley Dean Witter & Co. Supplemental Executive Retirement Plan, as amended (the "SERP"), as follows:

1. The second sentence of Paragraph I of the SERP is amended, effective as of January 1, 1999, by adding the following clause, immediately prior to the end thereof:

     "; and provided further, that effective January 1, 1999, the term "Firm" shall not include Morgan Stanley International Incorporated ("MSII") to the extent of MSII employees primarily servicing business units and/or cost centers of subsidiaries of the former Dean Witter, Discover & Co., determined immediately prior to its merger with Morgan Stanley Group Inc. and no employment in such an excluded position shall count as "Credited Service" under the Plan, except as specifically provided in Appendix C."

1. The third paragraph of Appendix C of the SERP is amended, effective as of January 1, 1999, by adding the following sentence to the end thereof:

     "Effective January 1, 1999, the provisions of this paragraph shall be applied to an employee in an excluded position at MSII who transfers directly from MSII to the Firm as if the prior service with MSII in an excluded position had been service with DWD."

3. The last paragraph of Appendix C of the SERP is further amended, effective as of January 1, 1999, by adding the following sentence at the end thereof:

     "Notwithstanding anything herein to the contrary, for former Kearny employees, the term "Salary" shall mean only base compensation earned for any period while employed with the Firm, whether or not paid during such period and Salary shall be limited to an annual base compensation rate of $200,000."


     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf as of January 1, 1999.

                                        MORGAN STANLEY DEAN WITTER & CO.


                                        By:  /s/ Michael T. Cunningham
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